Exhibit 99.1

Kulicke & Soffa Reports Second Quarter 2004 Results

Willow Grove, PA — April 21, 2004 — Kulicke & Soffa Industries, Inc. (Nasdaq: KLIC) today announced financial results for its second quarter of fiscal year 2004 ended March 31, 2004.

Net revenue for the second fiscal quarter ended March 31, 2004 was $221.8 million compared to $153.9 million in the prior quarter and $122.3 million in the comparable year-ago quarter. Net income was $29.1 million or $0.44 per fully diluted share versus income in the prior quarter of $0.7 million or $0.01 per fully diluted share, and a loss for the year-ago quarter of $19.3 million or $0.39 per fully diluted share. Revenue from the Company’s discontinued flip chip business has been excluded from the current quarter and previous quarters’ financial statements.

Included in the results for the second fiscal quarter ended March 31, 2004 was a charge of $3.2 million for exiting the PC board fabrication business and a charge of $3 million for closing a probe card production facility in France.

C. Scott Kulicke, chairman and chief executive officer, commented on the quarter just ended, “The quarter’s results demonstrate the increasing financial strength of the Company as we were able to fund the working capital requirements of a 44% increase in quarterly revenue and retire $21 million of our 5 ¼% convertible subordinated notes, while maintaining our cash balance.”

Net bookings for the fiscal quarter ended March 31, 2004 were $219.8 million, an increase of $13.8 million, compared to $206.0 million recorded in the quarter ended December 31, 2003. Backlog at March 31, 2004 was $112.0 million compared to backlog at December 31, 2003 of $114.0 million.

Mr. Kulicke continued, “Our guidance for the third quarter ending June 30, 2004 represents a forecast that is normalized for a more stable order rate of equipment, materials, and test. We continue to feel positive about the June quarter which we forecast to be in the range of $180 to $200 million.”

A conference call to discuss these results will be held today beginning at 9:00 AM EST. Interested participants may call 877-407-8037 for the teleconference or log on to http://www.kns.com/investors/webcast.asp to listen to the live audio or access the audio replay of this call, which will remain available on the company’s website.

About K&S

Kulicke & Soffa (Nasdaq: KLIC) is the world’s leading supplier of semiconductor wire bonding assembly equipment. K&S is the only major supplier to the semiconductor assembly industry that provides customers with semiconductor wire bonding equipment along with the complementing packaging materials and test interconnect products that actually contact the surface of the customer’s semiconductor devices. The ability to control all of these assembly related products is unique to Kulicke & Soffa, and allows us to develop system solutions to the new technology challenges inherent in assembling and packaging next-generation semiconductor devices. Test interconnect products include a variety of wafer probe cards, ATE interface assemblies, and ATE boards for wafer testing, as well as test sockets for all types of packaged semiconductor devices. Kulicke & Soffa’s web site address is http://www.kns.com.

Caution Concerning Forward Looking Statements

This press release contains forward-looking statements which are found in various places throughout the press release. While these forward-looking statements represent our judgments and future expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those listed or discussed in Kulicke & Soffa Industries’ 2003 Annual Report on Form 10-K and: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and other key factors that could adversely affect our businesses and financial performance contained in past and future filings and reports, including those with the SEC. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Company Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

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KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share and employee data)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2003(1)	2004	2003(1)	2004(1)
Net revenue	$122,280	$221,771	$229,539	$375,640
Cost of sales	88,049	145,237	166,671	251,744

Gross profit	34,231	76,534	62,868	123,896

Selling, general and administrative	28,024	28,651	54,955	53,367
Research and development, net	10,257	8,728	19,677	16,904
Resizing	—	(68)	(205)	(68)
Asset impairment	1,708	3,293	1,587	3,293
Amortization of intangibles	2,321	2,315	4,629	4,630

Operating expense	42,310	42,919	80,643	78,126

Gain (loss) from operations	(8,079)	33,615	(17,775)	45,770
Interest, net	(4,235)	(2,130)	(8,244)	(6,355)
Charge on early extinguishment of debt	—	(617)	—	(6,769)
Gain on sale of assets	—	794	—	794

Income (loss) from continuing operations before income tax	(12,314)	31,662	(26,019)	33,440
Income taxes	3,318	1,410	4,344	2,760

Net income (loss) from continuing operations	(15,632)	30,252	(30,363)	30,680

Loss from discontinued operations net of tax	(3,659)	(751)	(6,583)	(432)
Loss on sale of FCT Division net of tax	—	(380)	—	(380)

Net income (loss)	$(19,291)	$29,121	$(36,946)	$29,868

Net income (loss) per share from continued operations:
Basic	$(0.31)	$0.60	$(0.61)	$0.61

Diluted	$(0.31)	$0.46	$(0.61)	$0.50

Loss per share from discontinued operations:
Basic	$(0.08)	$(0.02)	$(0.14)	$(0.02)

Diluted	$(0.08)	$(0.02)	$(0.14)	$(0.02)

Net income (loss) per share:
Basic	$(0.39)	$0.58	$(0.75)	$0.59

Diluted	$(0.39)	$0.44	$(0.75)	$0.48

Weighted average shares outstanding:
Basic	49,629	50,588	49,575	50,501

Diluted	49,629	68,699	49,575	69,299

	Three months ended March 31,		Six months ended March 31,
	2003	2004	2003	2004
Additional financial data:
Depreciation and amortization	$9,705	$7,567	$19,506	$15,918
Capital expenditures	$1,850	$3,094	$4,199	$6,022

			March 31,
			2003	2004
Backlog of orders
Core Business			$38,000	$112,000
Discontinued Operations			$6,000	$—
Number of employees
Core Business			3,055	3,326
Discontinued Operations			113	—

Note: (1)	Prior period income statements have been revised to reflect accounting for the sale of the company’s Flip Chip business as a discontinued operation in accordance with the requirements of FAS 144.

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2003	(Unaudited) March 31, 2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$65,725	$83,658
Restricted cash	2,836	3,257
Short-term investments	4,490	16,701
Accounts and notes receivable (less allowance for doubtful accounts: 9/30/03—$5,929; 3/31/04—$3,138)	94,144	159,931
Inventories, net	37,906	42,359
Prepaid expenses and other current assets	11,187	13,863
Deferred income taxes	10,700	9,564

TOTAL CURRENT ASSETS	226,988	329,333

Property, plant and equipment, net	61,238	60,315
Intangible assets, (net of accumulated amortization: 9/30/03—$26,187; 3/31/04—$33,999)	66,249	58,437
Goodwill	81,440	81,440
Other assets	6,946	7,758

TOTAL ASSETS	$442,861	$537,283

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Debt due within one year	$36	$225
Accounts payable	45,844	84,734
Accrued expenses	41,885	46,831
Income taxes payable	13,394	14,424

TOTAL CURRENT LIABILITIES	101,159	146,214

Long term debt	300,338	314,650
Other liabilities	9,865	8,402
Deferred taxes	31,402	30,266

TOTAL LIABILITIES	442,764	499,532

SHAREHOLDERS’ EQUITY
Common stock, without par value	203,607	210,533
Retained deficit	(195,792)	(165,924)
Accumulated other comprehensive loss	(7,718)	(6,858)

TOTAL SHAREHOLDERS’ EQUITY	97	37,751

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$442,861	$537,283

KULICKE & SOFFA INDUSTRIES, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

(Unaudited)

Fiscal 2004:
	Equipment Segment	Packaging Materials Segment	Advanced Packaging Segment (1)	Test Segment	Corporate	Consolidated
Quarter ended March 31, 2004:

Net revenue	$135,360	$56,170	$—	$30,241	$—	$221,771
Cost of sales	76,458	44,082	—	24,697	—	145,237

Gross profit	58,902	12,088	—	5,544	—	76,534
Operating costs	15,861	5,209	—	13,339	5,285	39,694
Resizing	—	—	(68)	—	—	(68)
Asset impairment	—	—	—	3,293	—	3,293

Income (loss) from operations	$43,041	$6,879	$68	$(11,088)	$(5,285)	$33,615

Six months ended March 31, 2004:

Net revenue	$216,440	$105,678	$—	$53,522	$—	$375,640
Cost of sales	125,582	82,172	—	43,990	—	251,744

Gross profit	90,858	23,506	—	9,532	—	123,896
Operating costs	30,529	10,433	—	24,122	9,817	74,901
Resizing	—	—	(68)	—	—	(68)
Asset impairment	—	—	—	3,293	—	3,293

Income (loss) from operations	$60,329	$13,073	$68	$(17,883)	$(9,817)	$45,770

Fiscal 2003:
	Equipment Segment	Packaging Materials Segment	Advanced Packaging Segment (1)	Test Segment	Corporate	Consolidated
Quarter ended March 31, 2003:

Net revenue	$52,569	$43,602	$—	$26,109	$—	$122,280
Cost of sales	33,338	33,604	—	21,107	—	88,049

Gross profit	19,231	9,998	—	5,002	—	34,231
Operating costs	18,586	6,518	130	10,727	4,641	40,602
Asset impairment	17	—	—	1,691	—	1,708

Income (loss) from operations	$628	$3,480	$(130)	$(7,416)	$(4,641)	$(8,079)

Six months ended March 31, 2003:

Net revenue	$97,464	$83,159	$135	$48,781	$—	$229,539
Cost of sales	63,954	62,888	—	39,829	—	166,671

Gross profit	33,510	20,271	135	8,952	—	62,868
Operating costs	36,109	13,809	130	21,191	8,022	79,261
Resizing costs	—	—	(102)	(103)	—	(205)
Asset impairment	17	—	(121)	1,691	—	1,587

Income (loss) from operations	$(2,616)	$6,462	$228	$(13,827)	$(8,022)	$(17,775)

Note: (1)	Prior period income statements have been revised to reflect accounting for the sale of the company’s Flip Chip business as a discontinued operation in accordance with the requirements of FAS 144.